POWER OF ATTORNEY
FOR SECURITIES AND EXCHANGE COMMISSION
AND RELATED FILINGS

Each of the undersigned Trustees of Investment Managers Series Trust (the "Trust") hereby appoints Joy Ausili and Rita Dam (with full power to each of them to act alone) as his or her attorney-in-fact and agent, in all capacities, to execute and to file a Registration Statement of the Trust on Form N-14 under the Investment Company Act of 1940, under the Securities Act of 1933, and under the laws of all states and other domestic and foreign jurisdictions, relating to the transaction listed below, and any and all amendments thereto, and any other documents relating thereto, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority.  Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

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Distribution of Class I shares of beneficial interest of Advisory Research MLP & Energy Infrastructure Fund, a series of the Trust, in exchange for the current outstanding shares of the Advisory Research MLP & Energy Infrastructure Fund

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Each undersigned Trustee hereby executes this Power of Attorney as of this 27th day of May, 2014.

/s/	Ashley Toomey Rabun	/s/	William H. Young
	Ashley Toomey Rabun		William H. Young
	Trustee		Trustee

/s/	Charles H. Miller	/s/	John P. Zader
	Charles H. Miller		John P. Zader
	Trustee		Trustee

/s/	Eric M. Banhazl
Eric M. Banhazl
Trustee